                                                      REGISTRATION NO. 333-71133

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      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 2, 2001


                         SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                       POST-EFFECTIVE AMENDMENT NO. 2 TO


                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          MACK-CALI REALTY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                         ------------------------------

                                    MARYLAND
                 (State or Other Jurisdiction of Incorporation)

                         ------------------------------

                                   22-3305147
                    (I.R.S. Employer Identification Number)
                               11 COMMERCE DRIVE
                           CRANFORD, NEW JERSEY 07016
                                 (908) 272-8000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                         ------------------------------

                                ROGER W. THOMAS
                                GENERAL COUNSEL
                               11 COMMERCE DRIVE
                           CRANFORD, NEW JERSEY 07016
                                 (908) 272-8000
                           (908) 272-6755 (FACSIMILE)
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                         ------------------------------

                                   COPIES TO:
                              BLAKE HORNICK, ESQ.
                       PRYOR CASHMAN SHERMAN & FLYNN LLP
                                410 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 421-4100
                           (212) 326-0806 (FACSIMILE)
                            ------------------------

    Approximate date of commencement of proposed sale of the securities to the public: From time to time after the Registration Statement becomes effective.

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
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                         PROPOSED MAXIMUM   PROPOSED MAXIMUM
                                         AMOUNT TO        OFFERING PRICE       AGGREGATE           AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED   BE REGISTERED*      PER SHARE**      OFFERING PRICE**   REGISTRATION FEE**
------------------------------------  ----------------   ----------------   ----------------   ------------------
Common Stock ($0.01 par value)...     5,700,000 shares         N/A                N/A                  N/A

* All of the securities registered hereby are issuable under the Registrant's Dividend Reinvestment And Stock Purchase Plan.

**  Previously Filed.


    THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

                                EXPLANATORY NOTE



    This Post-Effective Amendment No. 2 to the Registration Statement on
Form S-3 is being filed for the sole purpose of filing exhibits that, due to technical difficulties in the filing of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, were inadvertently excluded from such Post-Effective Amendment No. 1.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Our officers and directors are indemnified under Maryland law, our charter and the Amended and Restated Agreement of Limited Partnership of Mack-Cali Realty, L.P. (the "Partnership Agreement of Mack-Cali Realty, L.P."), against certain liabilities. Our charter requires us to indemnify our directors and officers to the fullest extent permitted from time to time by the laws of the State of Maryland. Our bylaws contain provisions which implement the indemnification provisions of our charter.

    The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or the director or officer actually received an improper personal benefit in money, property or services, or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful, or the director or officer was adjudged to be liable to the corporation for the act or omission. No amendment of our charter shall limit or eliminate the right to indemnification provided with respect to acts or omissions occurring prior to such amendment or repeal. Maryland law permits us to provide indemnification to an officer to the same extent as a director, although additional indemnification may be provided if such officer is not also a director.

    The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, with specified exceptions. The MGCL does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property or services (to the extent such benefit or profit was received) or
(2) a judgment or other final adjudication adverse to such person is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our charter contains a provision consistent with the MGCL. No amendment of our charter shall limit or eliminate the limitation of liability with respect to acts or omissions occurring prior to such amendment or repeal.

    The Partnership Agreement of Mack-Cali Realty, L.P. also provides for indemnification of us and our officers and directors to the same extent indemnification is provided to our officers and directors in our charter, and limits the liability of us and our officers and directors to Mack-Cali Realty, L.P. and its partners to the same extent liability of our officers and directors to our stockholders is limited under our charter.

    In addition, the Delaware Revised Limited Partnership Act provides that a limited partner has the power to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its partnership agreement.

    We have entered into indemnification agreements with each of our directors and officers. The indemnification agreements require, among other things, that we indemnify our directors and officers to the fullest extent permitted by law, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements, and cover directors and officers under our directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions of our charter and bylaws and the Partnership Agreement of Mack-Cali Realty, L.P., it provides greater assurance to directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to eliminate the rights it provides.

ITEM 16. EXHIBITS.


EXHIBIT NO.             DESCRIPTION
-----------             -----------
 4.1                    Form of Common Stock certificate(1)

 5.1* Opinion of Ballard Spahr Andrews & Ingersoll LLP regarding the validity of the common stock being registered

 8.1* Opinion of Pryor Cashman Sherman & Flynn LLP regarding tax matters

 23.1*                  Consent of Ballard Spahr Andrews & Ingersoll, LLP

 23.2*                  Consent of Pryor Cashman Sherman & Flynn LLP

 23.3*                  Consent of PricewaterhouseCoopers LLP

 24.1*                  Power of Attorney (see signature page)

 99.1*                  Form of Enrollment Authorization Form

 99.2*                  Form of Initial Investment Form

 99.3                   Form of Request for Waiver Form

 99.4                   Form of Broker and Nominee Form

 99.5                   Form of Direct Registration Transfer Instruction Form


------------------------

(1) Incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on January 16, 1998.

*   Previously filed.

ITEM 17. UNDERTAKINGS.

    We, the undersigned Registrant, hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    We hereby further undertake that, for the purposes of determining any liability under the Securities Act of 1933, each filing of our annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    We hereby further undertake that:

        (1) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement at the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 1st day of May, 2001.

                                                       MACK-CALI REALTY CORPORATION

                                                       By:  /s/ MITCHELL E. HERSH
                                                            -----------------------------------------
                                                            Mitchell E. Hersh
                                                            CHIEF EXECUTIVE OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mitchell E. Hersh, Timothy Jones, Roger W. Thomas or Barry Lefkowitz or any one of them, his or her attorneys-in-fact and agents, each with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement or a registration statement prepared in accordance with Rule 462 of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection herewith or in connection with the registration of the offered securities under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                /s/ MITCHELL E. HERSH
     -------------------------------------------       Chief Executive Officer and     May 1, 2001
                  Mitchell E. Hersh                      Director

                 /s/ BARRY LEFKOWITZ                   Executive Vice President
     -------------------------------------------         and Chief Financial           May 1, 2001
                   Barry Lefkowitz                       Officer

                /s/ ROGER W. THOMAS*
     -------------------------------------------       Chairman of the Board           May 1, 2001
                   William L. Mack

                /s/ ROGER W. THOMAS*
     -------------------------------------------       Chairman Emeritus               May 1, 2001
                    John J. Cali

                /s/ ROGER W. THOMAS*
     -------------------------------------------       Director                        May 1, 2001
                  Brendan T. Byrne

     -------------------------------------------       Director                        May 1, 2001
                    John R. Cali

*   attorney-in-fact

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
     -------------------------------------------       Director                        May 1, 2001
                   Nathan Gantcher

                /s/ ROGER W. THOMAS*
     -------------------------------------------       Director                        May 1, 2001
                   Martin D. Gruss

                /s/ ROGER W. THOMAS*
     -------------------------------------------       Director                        May 1, 2001
                    Earle I. Mack

                /s/ ROGER W. THOMAS*
     -------------------------------------------       Director                        May 1, 2001
                 Alan G. Philibosian

                /s/ ROGER W. THOMAS*
     -------------------------------------------       Director                        May 1, 2001
                    Irvin D. Reid

                /s/ ROGER W. THOMAS*
     -------------------------------------------       Director                        May 1, 2001
                    Vincent Tese

     -------------------------------------------       Director                        May 1, 2001
                 Robert F. Weinberg

     -------------------------------------------       Director                        May 1, 2001
                  Roy J. Zuckerberg


*   attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT NO.             DESCRIPTION
-----------             -----------
         4.1            Form of Common Stock certificate(1)
         5.1*           Opinion of Ballard Spahr Andrews & Ingersoll LLP regarding the validity of the common stock being registered
         8.1*           Opinion of Pryor Cashman Sherman & Flynn LLP regarding tax matters
        23.1*           Consent of Ballard Spahr Andrews & Ingersoll, LLP
        23.2*           Consent of Pryor Cashman Sherman & Flynn LLP
        23.3*           Consent of PricewaterhouseCoopers LLP
        24.1*           Power of Attorney (see signature page)
        99.1*           Form of Enrollment Authorization Form
        99.2*           Form of Initial Investment Form
        99.3            Form of Request for Waiver Form
        99.4            Form of Broker and Nominee Form
        99.5            Form of Direct Registration Transfer Instruction Form


------------------------

(1) Incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on January 16, 1998.

*   Previously filed.